THIRD AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This Third Amendment to Purchase and Sale Agreement (“Third Amendment”) is made and entered into as of June 7, 2019, by and between IRESI MONTGOMERY MITYLENE, L.L.C., a Delaware limited liability company (“Seller”), and B & M DEVELOPMENT COMPANY, L.L.C., an Alabama limited liability company (“Buyer”).

RECITALS

A.                 Seller and Buyer are parties to that certain Purchase and Sale Agreement bearing an Effective Date of December 21, 2018, and reinstated and amended by that certain Reinstatement of and First Amendment to Purchase and Sale Agreement, bearing an effective date of January 23, 2019 and that certain Second Amendment to Purchase and Sale Agreement, bearing an effective date of February 19, 2019 (collectively the “Agreement”), for the purchase and sale of certain Property, as particularly defined in the Agreement. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Agreement.

B.                 Seller and Buyer desire to modify the terms of the Agreement pursuant to the terms and conditions set forth in this Third Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Buyer agree as follows:

1.                  The Recitals set forth above are true and correct and are adopted and incorporated herein by reference as if more fully set forth at length.

2.                  The Loan Assumption Approval Date as set forth in Section 5.3.c. is hereby extended to June 24, 2019. In the event that Buyer does not receive the Loan Assumption Approval by June 24, 2019 either party shall be entitled to terminate this Agreement, in which event the Earnest Money shall be returned by Escrow Agent to Buyer, and each of the parties hereto shall be relieved of all further obligations hereunder, except for those obligations which explicitly survive termination of this Agreement. In the event the Seller terminates this Agreement in accordance with the terms of Section 5.3(c), in addition to the return of the Earnest Money to Buyer by Escrow Agent, Seller shall reimburse Buyer for all third party out of pocket expenses incurred by Buyer in connection with its investigation of the Improvements and Property and/or this Agreement up to $40,000.

3.                  The Closing Date as set forth in Section 5.1 shall be June 28, 2019.

4.                  Except as set forth herein, the Agreement shall remain in full force and effect and unmodified, and the Agreement, as amended hereby, is hereby ratified, confirmed and approved in all respects. In the event of a conflict between the terms and conditions of the Agreement and this Third Amendment, the terms and conditions of this Third Amendment shall prevail.

5.                  To facilitate execution, this Third Amendment may be executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. A counterpart sent by electronic mail (including a PDF by e-mail) or facsimile shall constitute the same as delivery of the original of such executed counterpart. Any signature page of a counterpart may be detached from any counterpart and attached to any other counterpart.

IN WITNESS WHEREOF, Seller and Buyer have executed this Third Amendment as of the date first written above.

SELLER: IRESI MONTGOMERY MITYLENE, L.L.C., a Delaware limited liability company
By:	Inland Residential Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Inland Residential Properties Trust, Inc., a Maryland corporation, its general partner

By:	/s/ Cathleen M. Hrtanek
Name:	Cathleen M. Hrtanek
Its:	Secretary

BUYER: B & M DEVELOPMENT COMPANY, L.L.C., an Alabama limited liability company
By:	/s/ John D. Blanchard
Name:	John D. Blanchard
Its:	Manager

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